Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 and in the related Prospectus of our report dated September 28, 2017 relating to the consolidated financial statements of Relmada Therapeutics, Inc. as of June 30, 2017 and the year then ended. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

August 12, 2019